Exhibit 99.1

Financial Contact: Sarah Cook Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q3 2024 Financial Results and Provides Outlook for Q4 2024

Third Quarter Revenues from Continuing Operations increased 32% on a year over year basis to $143M, at the high end of the guided range

Net Cash from Operations of $53 million; exceeding the high end of the guided range

ITASCA, Ill., October 24, 2024 - Knowles Corporation (NYSE: KN) (“Knowles” or the “Company” ), a leading global supplier of high-performance electronics for demanding applications, including capacitors and radio frequency (“RF”) filters, advanced medtech microphones, and balanced armature speakers, today announced results for the quarter ended September 30, 2024.

“I am pleased that we delivered revenues from continuing operations and cash provided by operating activities at or above the high end of our guided range, with non-GAAP diluted EPS from continuing operations at the mid-point of our guided range,” commented Jeffrey Niew, President, and CEO of Knowles. “Total Company revenues from continuing operations increased by 32% compared with the prior year driven by the Cornell acquisition and organic growth of 4%. We delivered both sequential and year over year revenue growth in our Medtech & Specialty Audio and Precision Devices segments in the third quarter and expect to see sequential revenue growth again in the fourth quarter of 2024.”

In the third quarter, the Company signed a definitive agreement to sell the Consumer MEMS Microphones business, culminating a year long process. This furthers the Company's strategic transition from low margin to higher value markets and products that benefit from our strengths in product design and process technology to create solutions for our customers’ most complex problems. Mr. Niew added, “This divestiture and our third quarter results highlight the higher margin profile of our remaining businesses. We believe that by positioning ourselves in segments that offer both attractive growth prospects and more defensible margins, we can drive sustainable cash flow growth and better returns to shareholders.” The transaction is expected to close late in the fourth quarter of this year.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* with the exception of Net cash provided by operating activities (in millions, except per share data):

	Q3-24	Q2-24	Q3-23
Revenues	$142.5	$135.2	$108.1
Gross profit	$62.9	$57.8	$50.4
(as a % of revenues)	44.1%	42.8%	46.6%
Non-GAAP gross profit	$64.8	$59.8	$50.9
(as a % of revenues)	45.5%	44.2%	47.1%
Diluted earnings per share**	$0.10	$0.05	$0.17
Non-GAAP diluted earnings per share	$0.26	$0.20	$0.20
Net cash provided by operating activities	$52.8	$24.9	$39.9
* Continuing operations excludes the results of our Consumer MEMS Microphones reporting business for which a definitive agreement for its sale was signed on September 18, 2024.
** Current period results include $0.06 per share in stock-based compensation expense, $0.04 per share in intangibles amortization expense, $0.01 per share in acquisition-related costs, $0.01 per share in production transfer costs, $0.02 in other, and $0.02 per share for differences related to the GAAP effective tax rate excluded from non-GAAP results.

Fourth Quarter 2024 Outlook
The forward looking guidance for the quarter ending December 31, 2024 on a continuing operations basis with the exception of Net cash provided by operating activities is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues from continuing operations	$141 to $151 million	—	$141 to $151 million
Diluted earnings per share from continuing operations	$0.12 to $0.16	$0.14	$0.26 to $0.30
Net cash provided by operating activities	$30 to $40 million	—	$30 to $40 million

Q4 2024 GAAP results from continuing operations are expected to include approximately $0.06 per share in stock-based compensation expense, $0.04 per share in intangibles amortization expense, and $0.03 per share for differences related to the GAAP effective tax rate and $0.01 per share in acquisition-related costs. These items are excluded from non-GAAP results.

Q4 2024 Net cash provided by operating activities is expected to include $5 to $10 million of cash used by discontinued operations.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

A conference call replay will be available after 7:00 p.m. Central time on October 24 through 11:59 p.m. Central time on October 31 at (800) 770-2030 (Toll-Free Dial-In); (609) 800-9909 (Toll Dial-In). The conference ID is 8193117. A webcast replay will also be accessible via the Knowles website at http://investor.knowles.com for a limited time.

About Knowles
Knowles is a market leader and global provider of high-performance capacitors and radio frequency ("RF") filtering products, and advanced micro-acoustic microphones and balanced armature speakers, serving the medtech, defense, electric vehicle, and industrial markets. Knowles' focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables us to deliver innovative solutions across multiple applications. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 11 countries. The Company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words "believe," "expect," "anticipate," "project," "estimate," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "objective," "forecast," "goal," "guidance," "outlook," "effort," "target," and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: the occurrence of any event, change, or other circumstance that could give rise to the termination of the Transaction; the possibility that various closing conditions associated with the Transaction may not be satisfied or waived; the possibility of a failure to obtain, delays in obtaining or adverse conditions contained in regulatory or other required approvals; unanticipated difficulties or expenditures relating to the Transaction; legal proceedings that may be instituted against Knowles and others following announcement of the Transaction; disruptions of current plans and operations caused by the announcement and pendency of the Transaction; potential difficulties in employee retention as a result of the announcement and pendency of the Transaction; the response of customers, distributors, suppliers and competitors to the announcement of the Transaction; incurrence of additional impairment charges and a significant charge to earnings due to future events or factors, such as the Company’s inability to realize expected synergies from its acquisitions; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber-attack, cyber breach, theft, or other unauthorized access; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2024

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenues	$142.5	$135.2	$108.1
Cost of goods sold	79.5	77.1	57.5
Restructuring charges - cost of goods sold	0.1	0.3	0.2
Gross profit	62.9	57.8	50.4
Research and development expenses	10.2	9.6	8.1
Selling and administrative expenses	33.9	35.6	29.4
Restructuring charges	0.1	(0.1)	1.5
Operating expenses	44.2	45.1	39.0
Operating earnings	18.7	12.7	11.4
Interest expense, net	3.9	4.6	0.6
Other expense (income), net	2.6	0.3	(0.5)
Earnings before income taxes and discontinued operations	12.2	7.8	11.3
Provision for (benefit from) income taxes	3.0	3.0	(3.9)
Earnings from continuing operations	9.2	4.8	15.2
(Loss) earnings from discontinued operations, net	(8.7)	(264.1)	1.4
Net earnings (loss)	$0.5	$(259.3)	$16.6

Earnings per share from continuing operations:
Basic	$0.10	$0.05	$0.17
Diluted	$0.10	$0.05	$0.17

(Loss) earnings per share from discontinued operations:
Basic	$(0.09)	$(2.95)	$0.01
Diluted	$(0.09)	$(2.93)	$0.01

Net earnings (loss) per share:
Basic	$0.01	$(2.90)	$0.18
Diluted	$0.01	$(2.88)	$0.18

Weighted-average common shares outstanding:
Basic	88.7	89.4	90.8
Diluted	89.7	89.9	91.4

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Revenues	$411.0	$317.6
Cost of goods sold	235.7	172.2
Restructuring charges - cost of goods sold	1.4	0.2
Gross profit	173.9	145.2
Research and development expenses	29.2	24.0
Selling and administrative expenses	106.8	87.3
Restructuring charges	1.5	1.8
Operating expenses	137.5	113.1
Operating earnings	36.4	32.1
Interest expense, net	12.9	2.2
Other expense, net	2.5	0.5
Earnings before income taxes and discontinued operations	21.0	29.4
Provision for (benefit from) income taxes	8.0	(9.6)
Earnings from continuing operations	13.0	39.0
Loss from discontinued operations, net	(269.3)	(14.0)
Net (loss) earnings	$(256.3)	$25.0

Earnings per share from continuing operations:
Basic	$0.15	$0.43
Diluted	$0.14	$0.42

Loss per share from discontinued operations:
Basic	$(3.02)	$(0.16)
Diluted	$(2.98)	$(0.15)

Net (loss) earnings per share:
Basic	$(2.87)	$0.27
Diluted	$(2.84)	$0.27

Weighted-average common shares outstanding:
Basic	89.2	91.2
Diluted	90.2	91.9

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Gross profit	$62.9	$57.8	$50.4	$173.9	$145.2
Gross profit as % of revenues	44.1%	42.8%	46.6%	42.3%	45.7%
Stock-based compensation expense	0.3	0.4	0.3	1.1	1.3
Restructuring charges	0.1	0.3	0.2	1.4	0.2
Production transfer costs (2)	1.3	0.7	—	2.8	—
Acquisition-related costs (3)	0.2	0.6	—	2.2	—
Other (4)	—	—	—	1.1	—
Non-GAAP gross profit	$64.8	$59.8	$50.9	$182.5	$146.7
Non-GAAP gross profit as % of revenues	45.5%	44.2%	47.1%	44.4%	46.2%
Research and development expenses	$10.2	$9.6	$8.1	$29.2	$24.0
Stock-based compensation expense	(0.6)	(0.5)	(0.5)	(1.6)	(1.5)
Intangibles amortization expense	(0.6)	(0.6)	(0.1)	(1.8)	(0.3)
Acquisition-related costs (3)	(0.1)	(0.1)	—	(0.5)	—
Non-GAAP research and development expenses	$8.9	$8.4	$7.5	$25.3	$22.2
Selling and administrative expenses	$33.9	$35.6	$29.4	$106.8	$87.3
Stock-based compensation expense	(4.9)	(5.0)	(4.9)	(14.1)	(14.2)
Intangibles amortization expense	(3.6)	(3.6)	(1.4)	(11.0)	(4.0)
Production transfer costs (2)	(0.1)	(0.1)	—	(0.2)	—
Acquisition-related costs (3)	(1.0)	(1.3)	(3.0)	(4.8)	(3.0)
Other (4)	(0.3)	(0.1)	(0.8)	(0.5)	(1.6)
Non-GAAP selling and administrative expenses	$24.0	$25.5	$19.3	$76.2	$64.5
Operating expenses	$44.2	$45.1	$39.0	$137.5	$113.1
Stock-based compensation expense	(5.5)	(5.5)	(5.4)	(15.7)	(15.7)
Intangibles amortization expense	(4.2)	(4.2)	(1.5)	(12.8)	(4.3)
Restructuring charges	(0.1)	0.1	(1.5)	(1.5)	(1.8)
Production transfer costs (2)	(0.1)	(0.1)	—	(0.2)	—
Acquisition-related costs (3)	(1.1)	(1.4)	(3.0)	(5.3)	(3.0)
Other (4)	(0.3)	(0.1)	(0.8)	(0.5)	(1.6)
Non-GAAP operating expenses	$32.9	$33.9	$26.8	$101.5	$86.7
Net earnings from continuing operations	$9.2	$4.8	$15.2	$13.0	$39.0
Interest expense, net	3.9	4.6	0.6	12.9	2.2
Provision for (benefit from) income taxes	3.0	3.0	(3.9)	8.0	(9.6)
Earnings from continuing operations before interest and income taxes	16.1	12.4	11.9	33.9	31.6
Earnings from continuing operations before interest and income taxes as % of revenues	11.3%	9.2%	11.0%	8.2%	9.9%
Stock-based compensation expense	5.8	5.9	5.7	16.8	17.0
Intangibles amortization expense	4.2	4.2	1.5	12.8	4.3
Restructuring charges	0.2	0.2	1.7	2.9	2.0
Production transfer costs (2)	1.4	0.8	—	3.0	—
Acquisition-related costs (3)	1.3	2.0	3.0	7.5	3.0
Other (4)	1.0	(0.3)	0.8	1.6	1.6
Adjusted earnings from continuing operations before interest and income taxes	$30.0	$25.2	$24.6	$78.5	$59.5
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	21.1%	18.6%	22.8%	19.1%	18.7%
Net earnings from continuing operations	$9.2	$4.8	$15.2	$13.0	$39.0
Interest expense, net	3.9	4.6	0.6	12.9	2.2
Provision for (benefit from) income taxes	3.0	3.0	(3.9)	8.0	(9.6)
Earnings from continuing operations before interest and income taxes	16.1	12.4	11.9	33.9	31.6
Non-GAAP reconciling adjustments (6)	13.9	12.8	12.7	44.6	27.9
Depreciation expense	5.0	5.1	4.5	15.3	13.7
Adjusted earnings from continuing operations before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA")	$35.0	$30.3	$29.1	$93.8	$73.2
Adjusted EBITDA as a % of revenues	24.6%	22.4%	26.9%	22.8%	23.0%

	Quarter Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Provision for (benefit from) income taxes	$3.0	$3.0	$(3.9)	$8.0	$(9.6)
Income tax effects of non-GAAP reconciling adjustments (5)	(1.1)	(0.8)	9.1	(2.0)	22.8
Non-GAAP provision for income taxes	$1.9	$2.2	$5.2	$6.0	$13.2

Net earnings from continuing operations	$9.2	$4.8	$15.2	$13.0	$39.0
Non-GAAP reconciling adjustments (6)	13.9	12.8	12.7	44.6	27.9
Income tax effects of non-GAAP reconciling adjustments (5)	(1.1)	(0.8)	9.1	(2.0)	22.8
Non-GAAP net earnings	$24.2	$18.4	$18.8	$59.6	$44.1

Diluted earnings per share from continuing operations	$0.10	$0.05	$0.17	$0.14	$0.42
Earnings per share non-GAAP reconciling adjustment (5)(6)	0.16	0.15	0.03	0.50	0.05
Non-GAAP diluted earnings per share	$0.26	$0.20	$0.20	$0.64	$0.47

Diluted average shares outstanding	89.7	89.9	91.4	90.2	91.9
Non-GAAP adjustment (7)	2.6	3.3	2.6	2.6	2.5
Non-GAAP diluted average shares outstanding (7)	92.3	93.2	94.0	92.8	94.4
Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily within the United States. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.
(3)    These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment. These expenses include ongoing costs to facilitate integration, the amortization of fair value adjustments to inventory, and costs incurred by the Company to carry out this transaction.
(4)    Other expenses include non-recurring professional service fees related to the execution of various reorganization projects, foreign currency exchange rate impacts on restructuring balances, and the ongoing net lease cost (income) related to facilities not used in operations.
(5)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(6)    The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	September 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$92.6	$87.3
Receivables, net of allowances of $0.1 and $0.2	105.7	90.7
Inventories	124.9	127.0
Prepaid and other current assets	9.8	6.9
Current assets of discontinued operations	103.0	116.9
Total current assets	436.0	428.8
Property, plant, and equipment, net	134.4	141.9
Goodwill	270.4	270.5
Intangible assets, net	162.3	175.6
Operating lease right-of-use assets	7.8	10.2
Other assets and deferred charges	115.6	113.7
Non-current assets of discontinued operations	44.8	322.1
Total assets	$1,171.3	$1,462.8

Current liabilities:
Current maturities of long-term debt	$49.5	$47.1
Accounts payable	34.2	27.0
Accrued compensation and employee benefits	27.0	23.2
Operating lease liabilities	2.3	3.1
Other accrued expenses	18.5	20.9
Federal and other taxes on income	16.4	2.8
Current liabilities of discontinued operations	38.0	40.5
Total current liabilities	185.9	164.6
Long-term debt	175.5	224.1
Deferred income taxes	0.8	0.7
Long-term operating lease liabilities	5.5	6.1
Other liabilities	24.0	29.3
Non-current liabilities of discontinued operations	2.2	3.9
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 98,271,587 and 88,380,502 shares issued and outstanding at September 30, 2024, respectively, and 97,297,703 and 89,092,871 shares issued and outstanding at December 31, 2023, respectively	1.0	1.0
Treasury stock - at cost; 9,891,085 and 8,204,832 shares at September 30, 2024 and December 31, 2023, respectively	(180.8)	(151.2)
Additional paid-in capital	1,707.0	1,689.9
Accumulated deficit	(632.1)	(375.8)
Accumulated other comprehensive loss	(117.7)	(129.8)
Total stockholders' equity	777.4	1,034.1
Total liabilities and stockholders' equity	$1,171.3	$1,462.8

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net (loss) earnings	$(256.3)	$25.0
Adjustments to reconcile net (loss) earnings to cash from operating activities:
Goodwill impairment	262.5	—
Depreciation and amortization	40.7	33.8
Stock-based compensation	21.4	21.8
Non-cash interest expense and amortization of debt issuance costs	6.4	0.6
Impairment of disposal group	2.3	—
Deferred income taxes	0.7	1.6
Non-cash restructuring charges	0.3	(1.8)
Gain on sale of fixed assets	(1.1)	(10.0)
Gain on sale of asset	(7.2)	—
Other, net	7.4	(2.4)
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	(8.4)	15.5
Inventories	11.2	(19.0)
Prepaid and other current assets	(0.3)	(0.8)
Accounts payable	5.8	11.3
Accrued compensation and employee benefits	3.5	0.3
Other accrued expenses	(3.1)	(2.7)
Accrued taxes	15.3	(2.3)
Other non-current assets and non-current liabilities	(6.1)	(8.6)
Net cash provided by operating activities	95.0	62.3

Investing Activities
Proceeds from the sale of asset	7.2	—
Proceeds from the sale of property, plant, and equipment	—	12.4
Capital expenditures	(10.3)	(11.8)
Acquisition of asset	—	(0.3)
Purchase of investments	(0.5)	(0.4)
Proceeds from the sale of investments	0.5	0.4
Net cash (used in) provided by investing activities	(3.1)	0.3

Financing Activities
Payments under revolving credit facility	(130.0)	—
Borrowings under revolving credit facility	78.0	—
Repurchase of common stock	(29.5)	(27.5)
Tax on restricted and performance stock unit vesting and stock option exercises	(6.4)	(6.2)
Payments of debt issuance costs	—	(1.9)
Payments of finance lease obligations	(1.4)	(1.3)
Proceeds from exercise of stock options	2.1	1.6
Net cash used in financing activities	(87.2)	(35.3)

Effect of exchange rate changes on cash and cash equivalents	0.6	(0.4)

Net increase in cash and cash equivalents	5.3	26.9
Cash and cash equivalents at beginning of period	87.3	48.2
Cash and cash equivalents at end of period	$92.6	$75.1

KNOWLES CORPORATION
RECONCILIATION OF GAAP CASH FLOW MEASURES TO NON-GAAP CASH FLOW MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net cash provided by operating activities	$52.8	$24.9	$39.9	$95.0	$62.3
Less: amounts attributable to discontinued operations	(22.3)	1.3	(21.9)	(22.1)	(21.6)
Non-GAAP net cash attributable to continuing operations	30.5	26.2	18.0	72.9	40.7

Capital expenditures	(3.7)	(3.2)	(3.9)	(10.3)	(11.8)
Less: amounts attributable to discontinued operations	0.2	0.2	0.8	0.9	3.8
Non-GAAP capital expenditures attributable to continuing operations	(3.5)	(3.0)	(3.1)	(9.4)	(8.0)

Non-GAAP net cash attributable to continuing operations	30.5	26.2	18.0	72.9	40.7
Non-GAAP capital expenditures attributable to continuing operations	(3.5)	(3.0)	(3.1)	(9.4)	(8.0)
Adjusted free cash flow	$27.0	$23.2	$14.9	$63.5	$32.7
Adjusted free cash flow as a % of revenues	18.9%	17.2%	13.8%	15.5%	10.3%

(1)    In addition to measuring cash flow generation based on the operating, investing, and financing classifications included in the Consolidated Statement of Cash Flows, Knowles also measures adjusted free cash flow and adjusted free cash flow as a percentage of revenues. Adjusted free cash flow is defined as non-GAAP net cash attributable to continuing operations less non-GAAP capital expenditures attributable to continuing operations. Non-GAAP net cash attributable to continuing operations is defined as net cash provided by operating activities less amounts attributable to discontinued operations. Non-GAAP capital expenditures attributable to continuing operations is defined as capital expenditures less amounts attributable to discontinued operations. Knowles believes these measures are helpful in measuring its cash generated from its continuing operations that is available to repay debt, fund acquisitions, and repurchase Knowles common stock. Adjusted free cash flow and adjusted free cash flow as a percentage of revenues are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, adjusted free cash flow and adjusted free cash flow as a percentage of revenues should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.